Performant Financial Corporation Announces Financial Results for Fourth Quarter and Full Year 2019

Livermore, Calif., March 17, 2020 - Performant Financial Corporation (Nasdaq: PFMT), a leading provider of technology-enabled recovery and related analytics services in the United States, today reported the following financial results for its fourth quarter and full year ended December 31, 2019:

Fourth Quarter Financial Highlights

•	Total revenues of $43.8 million, compared to $39.7 million in the prior year period, up 10.3%

•	Net loss of $3.9 million or $(0.07) per diluted share, compared to net loss of $5.3 million, or $(0.10) per diluted share, in the prior year period

•	Adjusted EBITDA of $6.5 million, compared to $2.5 million in the prior year period

•	Adjusted net income of $1.5 million, or $0.03 per diluted share, compared to adjusted net loss of $0.4 million or $(0.01) per diluted share, in the prior year period

Full Year 2019 Financial Highlights

•	Total revenues of $150.4 million, compared to $155.7 million in 2018, a change of (3.4)%

•	Net loss of $26.8 million, or $(0.50) per diluted share, compared to net loss of $8.0 million, or $(0.15) per diluted share, in 2018

•	Adjusted EBITDA of $(3.2) million, compared to $(5.2) million in 2018

•	Adjusted net loss of $20.0 million, or $(0.37) per diluted share, compared to adjusted net loss of $14.3 million, or $(0.27) per diluted share, in 2018

Fourth Quarter 2019 Results

Healthcare revenues in the fourth quarter were $14.3 million, up from $9.9 million in the prior year period. Recovery revenues in the fourth quarter were $25.2 million, consistent with revenues of $25.2 million in the prior year period. Revenues from our Customer Care / Outsourced Services in the fourth quarter were $4.3 million, down from $4.6 million in the prior year period.

Net loss for the fourth quarter of 2019 was $3.9 million, or $(0.07) per share on a fully diluted basis, compared to net loss of $5.3 million or $(0.10) per share on a fully diluted basis in the prior year period. Adjusted EBITDA for the fourth quarter of 2019 was $6.5 million as compared to $2.5 million in the prior year period. Adjusted net income for the fourth quarter of 2019 was $1.5 million or $0.07 per share on a fully diluted basis. This compares to adjusted net loss of $0.4 million, or $(0.01) per fully diluted share in the prior year period.

Full Year 2019 Results

Revenues for the full year ended December 31, 2019 were $150.4 million, a decrease of $5.3 million compared to revenues of $155.7 million in 2018, which included $28.4 million related to the net impact of the termination of the Company's 2009 CMS Region A contract during 2018. Healthcare revenues decreased $11.2 million in 2019 to $43.3 million from $54.5 million in the prior year. For the full year 2019, we reported recovery revenue of $89.6 million, an increase of 7.0% vs. 2018.  Revenues from our Customer Care / Outsourced Services were $17.5 million, consistent with revenues in the prior year.

Net loss for the full year was $26.8 million, or $(0.50) per share on a fully diluted basis, compared to net loss of $8.0 million or $(0.15) per share on a fully diluted basis in 2018. Adjusted EBITDA for 2019 was $(3.2) million as compared to $(5.2) million in 2018.   Adjusted net loss for 2019 was $20.0 million, or $(0.37) per fully diluted share. This compares to adjusted net loss of $14.3 million or $(0.27) per fully diluted share in 2018.

As of December 31, 2019, the Company had cash, cash equivalents and restricted cash of approximately $5.0 million.

Business Commentary and 2020 Outlook

“We are taking all precautions to ensure the health and safety of our employees as the situation around COVID-19 is evolving on a daily basis, and the impact on our business remains fluid. We are encouraging the adoption of good hygiene practices at all of our facilities, and we will continue to take precautionary and preventive measures deemed appropriate. Most importantly, we have extensive business continuity plans that are re-tested annually for a variety of scenarios including one such as this.

Hard work and dedication drove our strong operating results in the fourth quarter. Our ability to turn negative EBITDA in the third quarter into positive EBITDA just one quarter later was due to continued operational improvements. The improvements in the fourth quarter were not due to any large, positive one-time events, rather, these results are due to the hard work that we do every day.”

“We are excited for 2020 and beyond as our larger contracts are now actively moving into the positive EBTIDA phase that we believe will strengthen and drive our business in the mid to longer term. Additionally, we are reiterating our full year 2020 revenue guidance of $170 to $180 million, a projected increase of 16.5% at the midpoint and Adjusted EBITDA to be between $12 and $15 million. We are excited to continue pushing forward on our positive trajectory into 2020, and we plan on continuing to strategically invest in expansion across all markets,” concluded Lisa Im, CEO of Performant.

Note Regarding Use of Non-GAAP Financial Measures

In this press release, to supplement our consolidated financial statements, the Company presents adjusted EBITDA and adjusted net income. These measures are not in accordance with accounting principles generally accepted in the United States of America (US GAAP) and accordingly reconciliations of adjusted EBITDA and adjusted net income to net income determined in accordance with US GAAP are included in the “Reconciliation of Non-GAAP Results” table at the end of this press release. We have included adjusted EBITDA and adjusted net income in this press release because they are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends and to prepare and approve our annual budget. Accordingly, we believe that adjusted EBITDA and adjusted net income provide useful information to investors and analysts in understanding and evaluating our operating results in the same manner as our management and board of directors. Our use of adjusted EBITDA and adjusted net income has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under US GAAP. In particular, many of the adjustments to our US GAAP financial measures reflect the exclusion of items, specifically interest, tax and depreciation and amortization expenses, equity-based compensation expense and certain other non-operating expenses, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be calculated differently from similarly titled non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

Terms used in this Press Release

Student Loan Placement Volume refers to the dollar volume of defaulted student loans first placed with us during the specified period by public and private clients for recovery. Placement Volume allows us to measure and track trends in the amount of inventory our clients in the student lending market are placing with us during any period. The revenue associated with the recovery of a portion of these loans may be recognized in subsequent accounting periods, which assists management in estimating future revenues and in allocating resources necessary to address current Placement Volumes.

Earnings Conference Call

The Company will hold a conference call to discuss its fourth quarter and full year 2019 results today at 5:00 p.m. Eastern. A live webcast of the call may be accessed on the Investor Relations section of the Company’s website at investors.performantcorp.com. The conference call is also available by dialing 877-705-6003 (domestic) or 201-493-6725 (international).

A replay of the call will be available on the Company's website or by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 13699739. The telephonic replay will be available approximately three hours after the call, through March 24, 2020.

About Performant Financial Corporation

Performant helps government and commercial organizations enhance revenue and contain costs by preventing, identifying and recovering waste, improper payments and defaulted assets. Performant is a leading provider of these services in several industries, including healthcare, student loans and government. Performant has been providing recovery audit services for more than nine years to both commercial and government clients, including serving as a Recovery Auditor for the Centers for Medicare and Medicaid Services.

Powered by a proprietary analytic platform and workflow technology, Performant also provides professional services related to the recovery effort, including reporting capabilities, support services, customer care and stakeholder training programs meant to mitigate future instances of improper payments. Founded in 1976, Performant is headquartered in Livermore, California.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our outlook for revenues, net income (loss), and adjusted EBITDA in 2020 and beyond. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, that the Company may not have sufficient cash flows from operations or the availability of funds under its credit agreement to fund ongoing operations and other liquidity needs, that the Company’s indebtedness could adversely affect its business and financial condition and could reduce the funds available for other purposes and the failure to comply with covenants contained in its credit agreement could result in an event of default that could adversely affect its results of operations, that the Company faces a long period to implement a new contract which may result in the incurrence of expenses before the receipt of revenues from new client relationships, the high level of revenue concentration among the Company's largest customers and any termination in the Company’s relationship with any of our significant clients would result in a material decline in our revenues, that many of the Company's customer contracts are subject to periodic renewal, are not exclusive, do not provide for committed business volumes and may be changed or terminated unilaterally and on short notice, that the Company may not be able to manage its potential growth effectively, that the Company faces significant competition in all of its markets, that continuing limitations on the scope of our audit activity under our RAC contracts have significantly reduced our revenue opportunities with this client, that the U.S. federal government accounts for a significant portion of the Company's revenues, that future legislative and regulatory changes may have significant effects on the Company's business, that failure of the Company's or third parties' operating systems and technology infrastructure could disrupt the operation of the Company's business and the threat of breach of the Company's security measures or failure or unauthorized access to confidential data that the Company possesses. More information on potential factors that could affect the Company's financial condition and operating results is included from time to time in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's annual report on Form 10-K for the year ended December 31, 2018 and subsequently filed reports on Forms 10-Q and 8-K. The forward-looking statements are made as of the date of this press release and the Company does not undertake to update any forward-looking statements to conform these statements to actual results or revised expectations.

Contact Information
Richard Zubek
Investor Relations
925-960-4988
investors@performantcorp.com

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except per share amounts)
(Unaudited)

Assets	December 31, 2019	December 31, 2018
Current assets:
Cash and cash equivalents	$3,373	$5,462
Restricted cash	1,622	1,813
Trade accounts receivable, net of allowance for doubtful accounts of $237 and $22, respectively	27,170	20,879
Contract asset	1,339	—
Prepaid expenses and other current assets	3,329	3,420
Income tax receivable	164	179
Total current assets	36,997	31,753
Property, equipment, and leasehold improvements, net	18,769	22,255
Identifiable intangible assets, net	925	1,160
Goodwill	74,372	81,572
ROU Assets	6,834	—
Other assets	975	1,019
Total assets	$138,872	$137,759
Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of notes payable to related party, net of unamortized discount and debt issuance costs of $130 and $126, respectively	$3,320	$2,224
Accrued salaries and benefits	6,126	5,759
Accounts payable	2,532	1,402
Other current liabilities	3,514	3,414
Deferred revenue	83	1,078
Estimated liability for appeals and disputes	1,018	210
Earnout payable	62	—
Lease liabilities	2,775	—
Total current liabilities	19,430	14,087
Notes payable to related party, net of current portion and unamortized discount and debt issuance costs of $2,301 and $2,345, respectively	58,562	41,105
Deferred income taxes	35	22
Earnout payable	475	1,936
Lease liabilities	4,984	—
Other liabilities	1,761	3,383
Total liabilities	85,247	60,533
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value. Authorized, 500,000 shares at December 31, 2019 and 2018, respectively; issued and outstanding, 53,900 and 52,999 shares at December 31, 2019 and 2018, respectively	5	5
Additional paid-in capital	80,589	77,370
Accumulated deficit	(26,969)	(149)
Total stockholders’ equity	53,625	77,226
Total liabilities and stockholders’ equity	$138,872	$137,759

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Revenues	$43,823	$39,730	$150,432	$155,668
Operating expenses:
Salaries and benefits	28,378	27,782	115,194	96,144
Other operating expenses	10,575	12,409	47,687	58,333
Impairment of goodwill and intangible assets	7,200	2,988	7,200	2,988
Total operating expenses	46,153	43,179	170,081	157,465
Loss from operations	(2,330)	(3,449)	(19,649)	(1,797)
Interest expense	(2,329)	(1,165)	(7,589)	(4,699)
Interest income	8	9	41	28
Loss before (benefit from) provision for income taxes	(4,651)	(4,605)	(27,197)	(6,468)
(Benefit from) provision for income taxes	(789)	660	(377)	1,542
Net loss	$(3,862)	$(5,265)	$(26,820)	$(8,010)

Net loss per share
Basic	$(0.07)	$(0.10)	$(0.50)	$(0.15)
Diluted	$(0.07)	$(0.10)	$(0.50)	$(0.15)
Weighted average shares
Basic	53,773	52,991	53,468	52,064
Diluted	53,773	52,991	53,468	52,064

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Twelve Months Ended
	December 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(26,820)	$(8,010)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Loss on disposal of assets	44	44
Release of net payable to client related to contract termination	—	(9,860)
Release of estimated liability for appeals due to termination of contract	—	(18,531)
Derecognition of subcontractor receivable for appeals due to termination of contract	—	5,535
Derecognition of subcontractor receivable for overturned claims	—	1,536
Provision for doubtful account for subcontractor receivable	—	1,868
Impairment of goodwill and intangible assets	7,200	2,988
Depreciation and amortization	8,536	10,234
ROU asset amortization	2,589	—
Gain on lease modification	(137)	—
Deferred income taxes	13	490
Stock-based compensation	2,311	2,750
Interest expense from debt issuance costs	1,286	1,221
Earnout mark-to-market	(1,223)	(218)
Changes in operating assets and liabilities:
Trade accounts receivable	(6,291)	(6,695)
Contract asset	(1,339)	—
Prepaid expenses and other current assets	91	895
Income tax receivable	15	6,660
Other assets	40	69
Accrued salaries and benefits	367	220
Accounts payable	1,130	(445)
Deferred revenue and other current liabilities	(895)	(657)
Estimated liability for appeals and disputes	808	(76)
Net payable to client	—	(2,940)
Lease liabilities	(2,786)	—
Other liabilities	(362)	773
Net cash used in operating activities	(15,423)	(12,149)
Cash flows from investing activities:
Purchase of property, equipment, and leasehold improvements	(4,856)	(7,645)
Premiere Credit of North America, LLC cash acquired	—	2,285
Net cash used in investing activities	(4,856)	(5,360)
Cash flows from financing activities:
Repayment of notes payable	(2,488)	(2,200)
Debt issuance costs paid	(81)	(27)
Taxes paid related to net share settlement of stock awards	(466)	(663)
Proceeds from exercise of stock options	34	187
Borrowings from notes payable	21,000	4,000
Net cash provided by financing activities	17,999	1,297
Effect of foreign currency exchange rate changes on cash	—	(32)
Net decrease in cash, cash equivalents and restricted cash	(2,280)	(16,244)
Cash, cash equivalents and restricted cash at beginning of year	7,275	23,519
Cash, cash equivalents and restricted cash at end of year	$4,995	$7,275

Reconciliation of the consolidated statements of cash flows to the consolidated balance sheets:
Cash and cash equivalents	$3,373	$5,462
Restricted cash	$1,622	$1,813
Total cash, cash equivalents and restricted cash at end of period	$4,995	$7,275
Non-cash investing activities:
Recognition of contingent consideration in acquisition	$—	$2,154
Non-cash financing activities:
Recognition of shares issued in acquisition	$—	$2,420
Recognition of earnout shares issued	$176	$—
Recognition of warrant issued in debt financing	$1,165	$249
Supplemental disclosures of cash flow information:
Cash received for income taxes	$(202)	$(6,228)
Cash paid for interest	$6,304	$3,477

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Results
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Adjusted Earnings Per Diluted Share:
Net loss	$(3,862)	$(5,265)	$(26,820)	$(8,010)
Plus: Adjusted items per reconciliation of adjusted net income	5,370	4,889	6,847	(6,306)
Adjusted Net income (loss)	$1,508	$(376)	$(19,973)	$(14,316)

Adjusted Earnings Per Diluted Share	0.03	(0.01)	(0.37)	(0.27)
Diluted average shares outstanding (9)	53,837	52,991	53,468	52,064

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Adjusted EBITDA:
Net loss	$(3,862)	$(5,265)	$(26,820)	$(8,010)
Provision for (benefit from) income taxes	(789)	660	(377)	1,542
Interest expense	2,329	1,165	7,589	4,699
Interest income	(8)	(9)	(41)	(28)
Client contract termination settlement (8)	(677)	—	(677)	—
Non-core operating expenses (7)	—	—	309	—
Earnout mark-to-market (6)	(137)	—	(1,223)	—
Depreciation and amortization	1,839	2,633	8,536	10,234
Impairment of goodwill and intangible assets (3)	7,200	2,988	7,200	2,988
CMS Region A contract termination	—	—	—	(19,415)
Stock based compensation	568	347	2,311	2,750
Adjusted EBITDA	$6,463	$2,519	$(3,193)	$(5,240)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Adjusted Net Income (Loss):
Net loss	$(3,862)	$(5,265)	$(26,820)	$(8,010)
Stock based compensation	568	347	2,311	2,750
Amortization of intangibles (1)	63	3,150	239	3,758
Impairment of goodwill and intangible assets (3)	7,200	2,988	7,200	2,988
Deferred financing amortization costs (2)	390	258	1,286	1,221
Client contract termination settlement (8)	(677)	—	(677)	—
Non-core operating expenses (7)	—	—	309	—
Earnout mark-to-market (6)	(137)	—	(1,223)	—
CMS Region A contract termination (5)	—	—	—	(19,415)
Tax adjustments (4)	(2,037)	(1,854)	(2,598)	2,392
Adjusted Net income (loss)	$1,508	$(376)	$(19,973)	$(14,316)

We are providing the following preliminary estimates of our financial results for the year ended December 31, 2020:

	Year Ended
	December 31, 2019	December 31, 2020
	Actual	Estimate
Adjusted EBITDA:
Net income (loss)	$(26,820)	$ (2,960) to (3,945)
Provision for (benefit from) income taxes	(377)	0 to 1,000
Interest expense	7,589	8,000 to 9,000
Interest income	(41)	(40) to (55)
Client contract termination settlement (8)	(677)	—
Non-core operating expenses (7)	309	—
Earnout mark-to-market (6)	(1,223)	—
Depreciation and amortization	8,536	6,000 to 7,000
Impairment of goodwill and intangible assets (3)	7,200	—
Stock-based compensation	2,311	1,000 to 2,000
Adjusted EBITDA	$(3,193)	$ 12,000 to 15,000

(1)
Represents amortization of capitalized intangible assets related to the acquisition of Performant by an affiliate of Parthenon Capital Partners in 2004, an acquisition in the first quarter of 2012 to enhance our analytics capabilities, and an acquisition of Premiere Credit of North America, LLC in the third quarter of 2018.

(2)	Represents amortization of capitalized financing costs related to our Credit Agreement for 2018.

(3)	Represents a goodwill impairment charge in 2019 and an intangible assets impairment charge related to Great Lakes customer relationship in 2018.

(4)	Represents tax adjustments assuming a marginal tax rate of 27.5% for 2019 and 2018.

(5)
Represents the net impact of the termination of our 2009 CMS Region A contract during 2018, comprised of release of an aggregate of $28.4 million of the estimated liability for appeals and the net payable to client balances into revenue, net of derecognition of $9.0 million of prepaid expenses and other current assets, with a charge to other operating expenses, reflecting accrued receivables associated with amounts due from subcontractors for decided and yet-to-be decided appeals.

(6)	Represents the change from prior reporting periods in the fair value of the potential earnout consideration payable to ECMC group in connection with the Premiere acquisition.

(7)	Represents professional fees related to strategic corporate development activities.

(8)	Represents a contract termination settlement from the Department of Education in 2019.

(9)
While Net income (loss) for the three months ended December 31, 2019 reflects a net loss of $3,862, the computation of adjusted net income results in adjusted net income of $1,508. Therefore, the calculation of the adjusted earnings per diluted share for the three months ended December 31, 2019 includes dilutive common share equivalents of 64 added to the basic weighted average shares of 53,773.